U.S. FOOD & DRUG ADMINISTRATION

Our Reference: IND 19757

CHANGE IN SPONSOR
April 1, 2022

Therapeutic Solutions Internaltional
Attention: [redacted]
4093 Ocenaside Boulevard B
Oceanside, CA 92056

Dear Dr. [redacted]

We acknowledge the receipt of your March 29, 2022 submission, correspondence notifying the Food and Drug Administration of the change in sponsorship of the following Investigational New Drug Application (IND):

IND NUMBER: 19757

TITLE: Allogeneic Umbilical Cord-Derived Mesenchymal Stem Cells (MSC)

NEW SPONSOR: Therapeutic Solutions International, Inc.

PREVIOUS SPONSOR: Camillo Ricordi, MD

DATE OF TRANSFER: March 28, 2022

Your submission contains all the information required to complete the change in sponsorship. We will update our files to list you as the sponsor of this IND.

Please ensure that the following obligations are met:

1. The previous sponsor should provide you with a complete copy of the file.

2. You should amend the IND within 60 days to cover all changes resulting from the sponsorship transfer and provide for subsequent changes via amendments in accordance with the IND regulations.

3. You should inform all active investigators of the change in sponsorship and obtain an updated Form FDA 1572 with commitments to you from each investigator.

4. You should submit an updated investigator list to the IND if there are any changes in investigators.